EXHIBIT 18

                        DELEGATION AND POWER OF ATTORNEY

                        DELEGATION AND POWER OF ATTORNEY

                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                           PHOENIX EQUITY SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                           PHOENIX INVESTMENT TRUST 97
                          PHOENIX MULTI-PORTFOLIO FUND
                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                               PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND

The undersigned, being all of the Trustees of Phoenix-Aberdeen Series, The Phoenix Edge Series Fund, Phoenix Equity Series Fund, Phoenix Income and Growth Fund, Phoenix Investment Trust 97, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

         1. Pursuant to Section 2.2 of that certain Declaration of Trust dated August 25, 1997 establishing Phoenix Investment Trust 97, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now know as the Phoenix Edge Series Fund, pursuant to Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now know as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

         2. Pursuant to Section 3.6 of that certain Declaration of Trust datd June 25, 1986, as amended, establishing National Total Income Fund, now know as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain

DELEGATION AND POWER OF ATTORNEY
August 25, 1999

             Declaration of Trust dated June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now know as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund dated November 4, 1991, as amended, now know as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

         3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Delegation of Power of Attorney this 25th day of August 1999.

/s/Robert Chesek                                /s/James M. Oates
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Robert Chesek                                   James M. Oates

/s/E. Virgil Conway                             /s/Calvin J. Pedersen
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E. Virgil Conway                                Calvin J. Pedersen

/s/Harry Dalzell-Payne
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Harry Dalzell-Payne                             Herbert Roth, Jr.

/s/Francis E. Jeffries                          /s/Richard E. Segerson
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Francis E. Jeffries                             Richard E. Segerson

/s/Leroy Keith, Jr.                             /s/Lowell P. Weicker, Jr.
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Leroy Keith, Jr                                 Lowell P. Weicker, Jr.

/s/Everett L. Morris
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Everett L. Morris